Exhibit 21.1
List of Subsidiaries

Subsidiary	State of Formation	Other Names Used
12 Union Street-Westborough LLC	Delaware
100 Elkhorn Road-Sun Valley LLC	Delaware
100 Elkhorn Road-Sun Valley TRS LLC	Delaware
100 Riverview Condominium Association Inc.	New Jersey
20 Chapel Street Lender LLC	Delaware
38 North Almaden Boulevard Venture LLC	Delaware
45-10 19th Avenue-Astoria LLC	Delaware
221 American Boulevard-Bloomington LLC	Delaware
240 S Pineapple Office-Sarasota LLC	Delaware	240 S Pineapple Parking-Sarasota LLC
246 Spring Street LOC LLC	Delaware
300 Riverview Condominium Association Inc.	New Jersey
328-342 Washington Blvd-Jersey City LLC	Delaware
333 Rector Park-River Rose LLC	Delaware	iStar Garden City LLC
345 Los Coches Street-Milpitas LLC	Delaware
401 W Michigan Street-Milwaukee LLC	Delaware
475-525 Sycamore Drive-Milpitas LLC	Delaware
500 Woodward LLC	Delaware
500 Woodward Café LLC	Delaware
560 Cottonwood Drive-Milpitas LLC	Delaware
615 E. Weber Drive-Tempe LLC	Delaware
628 East Cleveland Street-Clearwater LLC	Delaware
1050 N. El Mirage Road-Avondale LLC	Delaware
1200 Holiday Drive-Coconut Grove LLC	Delaware	8440 Warner Crossing-Tempe LLC
1250 N. El Mirage Road-Avondale LLC	Delaware
1419-1425 Locust Street-Philadelphia LLC	Delaware
1504-1530 McCarthy Boulevard-Milpitas LLC	Delaware
1515 Dock Street-Tacoma LLC	Delaware
1804 McCarthy Boulevard-Milpitas LLC	Delaware
1855 Barber Lane-Milpitas LLC	Delaware
1861 NW South River Drive-Miami LLC	Delaware
2003-2007 Nonconnah Boulevard-Memphis LLC	Delaware
2021 Lakeside Boulevard-Richardson LLC	Delaware
2220 West First Street-Fort Myers LLC	Delaware
2611 Corporate West Drive Venture LLC	Delaware
2901 Kinwest Parkway-Irving LLC	Delaware
3000 Waterview Parkway-Richardson LLC	Delaware
3150 SW 38th Avenue-Miami LLC	Delaware

Subsidiary	State of Formation	Other Names Used
3376 Peachtree Commercial Unit 1 LLC	Delaware
3376 Peachtree Commercial Unit 2 LLC	Delaware
3376 Peachtree Hotel LLC	Delaware
3376 Peachtree Residential LLC	Georgia
3376 Peachtree Retail LLC	Delaware
3376 Peachtree Villas LLC	Delaware
3376 Peachtree Road - Atlanta Hotel LL Inc.	Delaware
3376 Peachtree Road - Atlanta Restaurant LL Inc.	Delaware
3460 14th Street NW-Washington LLC	Delaware
4471 Dean Martin Drive-Las Vegas LLC	Delaware	4230 S. Decatur Boulevard-Las Vegas LLC
6087 Sunset Boulevard-Hollywood LLC	Delaware
6162 S Willow Drive-Englewood LLC	Delaware
6400 Christie Avenue-Emeryville LLC	Delaware
6801 Woolridge Road GenPar LLC	Delaware
6801 Woolridge Road - Moseley LP	Delaware	6801 Woolridge Road - Moseley TRS LLC
7445 East Chaparral Road-Scottsdale LLC	Delaware
11650 Central Parkway-Jacksonville LLC	Delaware
13351 Overseas Highway-Marathon LLC	Delaware	475-525 Sycamore Drive-Milpitas LLC
14000 N. Hayden Road-Scottsdale LLC	Delaware
17093 Biscayne Boulevard-North Miami LLC	Delaware
17623-17695 N Dale Mabry Hwy-Lutz LLC	Delaware
21625 Red Rum Drive-Ashburn LLC	Delaware
46702 Bayside Parkway-Fremont LLC	Delaware
46831 Lakeview Boulevard-Fremont LLC	Delaware
Acquest Government Holdings II, LLC	New York
Acquest Government Holdings, L.L.C.	New York
Acquest Holdings FC, LLC	New York
ACRE IDG, LLC	Delaware
ACRE Simon, L.L.C.	Delaware
American Financial Exchange L.L.C.	New Jersey
AP Block 146 Developer Urban Renewal, LLC	New Jersey	AP Block 146 Developer LLC
AP Block 176 Venture LLC	New Jersey
AP Block 178 Venture LLC	New Jersey
AP Fifteen Property Holding, L.L.C.	New Jersey
AP Five Property Holding, L.L.C.	New Jersey
AP Mortgagee LLC	Delaware
AP Retail Venture LLC	Delaware
AP Ten Property Holding, L.L.C	New Jersey
AP Triangle LLC	Delaware	Madison Wesley Lake Three LLC
AP Wesley Lake LLC	Delaware	Madison Wesley Lake Two LLC

Subsidiary	State of Formation	Other Names Used
Asbury Convention Hall Limited Liability Company	New Jersey
Asbury Partners, LLC	New Jersey	Asbury Shores Community, LLC
ASTAR 12203 East Colonial Drive-Orlando LLC	Delaware
ASTAR 1360 Greely Chapel Road-Lima LLC	Delaware
ASTAR 325 Route 17M-Monroe LLC	Delaware
ASTAR ASB AR1, LLC	Delaware
ASTAR ASB AR2, LLC	Delaware
ASTAR ASB FL1, LLC	Delaware
ASTAR ASB FL10, LLC	Delaware
ASTAR ASB FL2, LLC	Delaware
ASTAR ASB FL3, LLC	Delaware
ASTAR ASB FL4, LLC	Delaware
ASTAR ASB FL5, LLC	Delaware
ASTAR ASB FL6, LLC	Delaware
ASTAR ASB FL7, LLC	Delaware
ASTAR ASB FL8, LLC	Delaware
ASTAR ASB FL9, LLC	Delaware
ASTAR ASB GA1, LLC	Delaware
ASTAR ASB GA2, LLC	Delaware
ASTAR ASB GA3, LLC	Delaware
ASTAR ASB Holdings LLC	Delaware
ASTAR ASB NC1, LLC	Delaware
ASTAR ASB NC2, LLC	Delaware
ASTAR ASB NC3, LLC	Delaware
ASTAR ASB NC4, LLC	Delaware
ASTAR ASB TX1 GenPar LLC	Delaware
ASTAR ASB TX1 LimPar LLC	Delaware
ASTAR ASB TX1 LP	Delaware
ASTAR ASB VA1, LLC	Delaware
ASTAR ASB VA2, LLC	Delaware
ASTAR CHA NM1, LLC	Delaware
ASTAR Finance Falcon I LLC	Delaware
ASTAR Finance Falcon II LLC	Delaware
ASTAR Finance LLC	Delaware	ASTAR AF NH1, LLC
ASTAR FRR FL1, LLC	Delaware
ASTAR FRR Holdings, LLC	Delaware
ASTAR FRR TX1 GenPar LLC	Delaware
ASTAR FRR TX1 LP	Delaware
ASTAR G1A NH1, LLC	Delaware
ASTAR Highway 290-North Hempstead LLC	Delaware	SFI Dallas FC LLC
ASTAR Hope Street - Los Angeles LLC	Delaware	ASTAR Los Angeles Honda LLC

Subsidiary	State of Formation	Other Names Used
ASTAR National City LLC	Delaware	Falcon 1999-1 Turlock 815015 LLC
ASTAR Pima Road-Scottsdale LLC	Delaware
ASTAR ROU AL1, LLC	Delaware
ASTAR ROU LA1, LLC	Delaware
ASTAR Route 33 - Hamilton NJ LLC	Delaware
ASTAR Spokane LLC	Delaware
ASTAR Suncadia LLC	Delaware
ASTAR Two Notch Columbia LLC	Delaware
ASTAR UAG AZ1, LLC	Delaware
ASTAR UAG AZ2, LLC	Delaware
ASTAR UAG AZ3, LLC	Delaware
ASTAR UAG FL1, LLC	Delaware
ASTAR UAG NJ1 LLC	Delaware
ASTAR West Genesee Street II-Syracuse LLC	Delaware
ASTAR West Genesee Street I-Syracuse LLC	Delaware
AutoStar F Funding LLC	Delaware	iStar MLV Investor LLC
Autostar Investors Partnership LLP	Delaware
AutoStar Realty Operating Partnership, L.P.	Delaware	Milestone Realty Operating Partnership
Autostar Realty GP LLC	Delaware
Bath Site LLC	Delaware
Belmont Ridge Development Co	Delaware	SFI One Madison Park LLC
Bond Portfolio Holdings LLC	Delaware
Cajun Fish Holdings, L.L.C.	New Jersey
Campbell Commons-Richardson LLC	Delaware
Childs Associates LLC	Delaware
Coney Childs Lender LLC	Delaware
Coney Entertainment LLC	Delaware
Coney Island Holdings LLC	Delaware
Coyote Center Development LLC	Delaware
CTL I Maryland, Inc.	Delaware
Entertainment Center Development, LLC	Delaware
Every Bear Investments LLC	Delaware
Falcon 2003-1 Columbus 818007 LLC	Delaware
Falcon 2003-1 Dryden 818019	Delaware	855 Avenue of the Americas - SFI LLC
Falcon 2003-1 Emporia 818012 LLC	Delaware
Falcon 2003-1 Englewood 818021 LLC	Delaware
Falcon 2003-1 Manteca 818017 LLC	Delaware
Falcon 2003-1 Rimrock 818018 LLC	Delaware
Falcon 2003-1 Seneca 818020 LLC	Delaware
Falcon Auto Dealership Loan Trust 2001-1	Delaware

Subsidiary	State of Formation	Other Names Used
Falcon Auto Dealership Loan Trust 2003-1	Delaware
Falcon Auto Dealership, LLC	Delaware
Falcon Financial II, LLC	Delaware
Falcon Franchise Loan Corp.	Delaware
Falcon Franchise Loan Trust 1999-1	Delaware
Falcon Franchise Loan Trust 2000-1	Delaware
Falcon Franchise Loan, LLC	Delaware
Florida 2005 Theaters LLC	Delaware	MUVICO Realty, LLC
Freezer Bear Investments, LLC	Delaware
Highland View Associates LLC	Delaware
Gold Coast Chicago Acquisition Company LLC	Delaware
iStar 100 Management Inc.	Delaware
iStar 100 Riverview LLC	Delaware
iStar 100 LLC	Delaware
iStar 200-300 Management Inc.	Delaware
iStar 200-300 Riverview LLC	Delaware
iStar 200-300 LLC	Delaware
iStar 85 10th L/C LLC	Delaware
iStar Alpha Holdings TRS II LLC	Delaware	iStar Alpha LLC Holdings TRS II Inc.
iStar Alpha Holdings TRS III LLC	Delaware	iStar Alpha LLC Holdings TRS III Inc.
iStar Alpha Holdings TRSLLC.	Delaware	iStar Alpha LLC Holdings TRS Inc.
iStar Alpha TRS LLC	Delaware	iStar Alpha TRS inc.
iStar Alpha Structured Products LLC	Delaware
iStar Apartment Holdings LLC	Delaware
iStar Asset Receivables Trust	Delaware
iStar Asset Services, Inc.	Delaware	Starwood Asset Services, Inc.
iStar Automotive Investments LLC	Delaware
iStar Bishops Gate LLC	Delaware
iStar Blues LLC	Delaware
iStar Bowling Centers I LLC	Delaware	iStar Fort Collins USGS LLC
iStar Bowling Centers I LP	Delaware
iStar Bowling Centers II LLC	Delaware
iStar Bowling Centers II LP	Delaware
iStar Busco Inc.	Delaware
iStar Columbus Circle LLC	Delaware
iStar Corporate Collateral LLC	Delaware
iStar CP Investment Fund LLC	Delaware
iStar CS Emery Bay North LLC	Delaware
iStar CS Kicker LLC	Delaware
iStar CTL I GenPar, Inc.	Delaware

Subsidiary	State of Formation	Other Names Used
iStar CTL I, L.P.	Delaware
iStar CTL RiverEdge Summit-Atlanta LLC	Delaware
iStar Dallas GL GenPar LLC	Delaware
iStar Dallas GL LP	Delaware
iStar DB Holdco LLC	Delaware
iStar DB Seller, LLC	Delaware
iStar DH Holdings TRS Inc.	Cayman Islands
iStar Diplomat Drive-Farmers Branch LLC	Delaware
iStar DMI LLC	Delaware
iStar Financial Protective Trust	Maryland
iStar Financial Statutory Trust I	Delaware
iStar FM Kicker LLC	Delaware
iStar FM Loans LLC	Delaware
iStar FM REO LLC	Delaware
iStar Harborside LLC	Delaware	ACRE Chandler, LLC
iStar Harrisburg Business Trust	Delaware
iStar Harrisburg GenPar LLC	Delaware
iStar Harrisburg, L.P.	Delaware
iStar HQ I GenPar, Inc.	Delaware
iStar HQ I, Inc.	Delaware
iStar HQ I, L.P.	Delaware
iStar IF III LLC	Delaware
iStar Marlin LLC	Delaware
iStar Madison LLC	Delaware	iStar Madison TRS Inc.
iStar Merger Co. I	Delaware	Starwood Merger Co. I
iStar Minnesota LLC	Delaware
iStar Net Lease I LLC	Delaware
iStar Net Lease Manager I LLC	Delaware
iStar Net Lease Member I LLC	Delaware
iStar OHACS TRS LLC	Delaware	iStar OHACS TRS Inc.
iStar OHAFF TRS LLC	Delaware	iStar OHAFF TRS Inc.
iStar OHCOF GP TRS LLC	Delaware	iStar OHCOF GP TRS Inc.
iStar Page Mill Road-Palo Alto LLC	Delaware
iStar RC Paradise Valley LLC	Delaware
iStar Real Estate Services, Inc.	Maryland	TriNet Property Management, Inc.
iStar REO Holdings TRS LLC	Delaware
iStar San Jose, L.L.C.	Delaware
iStar SLC LLC	Delaware	iStar SLC TRS Inc.
iStar Solo LLC	Delaware
iStar SPP II LLC	Delaware	iStar SPP II TRS Inc.
iStar SPP LLC	Delaware	iStar SPP TRS inc.
iStar Statutory Trust	Delaware

Subsidiary	State of Formation	Other Names Used
iStar Sunnyvale Partners, L.P.	Delaware
iStar Sunnyvale, LLC	Delaware
iStar TALF LLC	Delaware
iStar Tara Holdings LLC	Delaware
iStar Tara Kickers TRS LLC	Delaware
iStar Tara REO TRS LLC	Delaware
iStar Tara LLC	Delaware
iStar WALH Investor TRS LLC	Delaware	iStar WALH Investor LLC
iStar Woodward LLC	Delaware
Jade Eight Properties LLC	Delaware
Jersey Star GenPar LLC	Delaware
Jersey Star LP	Delaware	Jersey Star LLC
Loft Office Acquisition, LLC	Delaware
Los Valles Company, L.P.	Delaware
Lysol Limited	Cyprus
Madison Asbury Retail, LLC	Delaware	Asbury Park Retail, LLC
MF III Albion LLC	New Jersey
MN Theaters 2006 LLC	Minnesota	GAC Theaters LLC
MSK Resort Finance LLC	Delaware
Naples AW LLC	Delaware	240 S Pineapple Land - Sarasota LLC
Oakton NLA LLC	Delaware
One Palm LLC	Delaware
Paramount Bay Owner LLC	Delaware
Piscataway Road-Clinton MD LLC	Delaware
Plaza X Leasing Associates L.L.C.	New Jersey
Plaza X Realty L.L.C.	New Jersey
Plaza X Urban Renewal Associates L.L.C.	New Jersey
Red Lion G.P., Inc.	Delaware
RLH Partnership, L.P.	Delaware
Royal Oaks Lane (Biscayne Landing)-North Miami LLC	Delaware
SCC Distribution Centers LLC	Delaware	iStar SCC Distribution Centers LLC
Seaside Park LLC	Delaware
SFI 10 Rittenhouse LLC	Delaware
SFI 1120 Warner-Tempe LLC	Delaware	10255 East Via Linda LLC
SFI 8320 Warner - Tempe LLC	Delaware
SFI Acquest Holdings LLC	Delaware
SFI AHBR Falk LLC	Delaware
SFI Almaden Manager LLC	Delaware
SFI Ambassador East TRS LLC	Delaware
SFI Artesia LLC	Delaware	SFI Artesia Retail LLC

Subsidiary	State of Formation	Other Names Used
SFI Ballpark Village LLC	Delaware
SFI Belmont LLC	Delaware
SFI Biscayne Boulevard Acquisitions LLC	Delaware
SFI BR Villa Luisa LLC	Delaware
SFI Bridgeview LLC	Delaware	SFI Harbor View LLC
SFI Bullseye - Chicago LLC	Delaware
SFI Cascade Highlands LLC	Delaware
SFI Center Horseheads LLC	Delaware
SFI Chicago Tollway LLC	Delaware	SFI Wilton Oases LLC
SFI College Park LLC	Delaware
SFI Coney Island Manager LLC	Delaware
SFI CWD Venture Manager LLC	Delaware
SFI DT Holdings LLC	Delaware
SFI Eagle Land LLC	Delaware
SFI Emery Bay Participant LLC	Delaware
SFI Euro Holdings LLC	Delaware
SFI Euro Holdings II LLC	Delaware
SFI Florida Marina Holdings LLC	Delaware	Harry Bear Manager LLC
SFI FMC - Sanibel LLC	Delaware
SFI Ford City - Chicago LLC	Delaware
SFI Ginn Investments LLC	Delaware
SFI Gold Coast Partner LLC	Delaware
SFI Golden Hills-Vacaville LLC	Delaware
SFI Grand Vista LLC	Delaware
SFI Harborspire GenPar LLC	Delaware	328-342 Washington Blvd-Jersey City GenPar LLC
SFI Harborspire LimPar LLC	Delaware	328-342 Washington Blvd-Jersey City LimPar LLC
SFI I, LLC	Delaware
SFI Ilikai 104 LLC	Delaware
SFI Ilikai GenPar LLC	Delaware
SFI Ilikai LL Parent Inc.	Delaware
SFI Ilikai LL Inc.	Delaware
SFI Ilikai LP	Delaware	SFI Ilikai TRS LLC
SFI Ilikai Property Owner LLC	Delaware
SFI Ilikai Retail Owner LLC	Delaware
SFI Kapolei LLC	Delaware
SFI Kauai GenPar LLC	Delaware
SFI Kauai LP	Delaware	SFI Kauai TRS LLC
SFI Kauai Operator LLC	Delaware
SFI Kauai Owner LLC	Delaware
SFI Kaupulehu LLC	Delaware

Subsidiary	State of Formation	Other Names Used
SFI Kua 4 Partner LLC	Delaware
SFI Kukio LLC	Delaware
SFI Kula 1800 LLC	Delaware
SFI Los Valles LLC	Delaware	Los Valles REO LLC
SFI Magnolia Avenue-Riverside LLC	Delaware	SFI Emperor Estates - Riverside County LLC
SFI Mammoth Crossing LLC	Delaware	SFI West Hills - Riverside County LLC
SFI Mammoth Finance LLC	Delaware	900 North Point Street-San Francisco LLC
SFI Mammoth GenPar LLC	Delaware
SFI Mammoth Owner LP	Delaware	SFI Mammoth LLC
SFI Marina Investments LLC	Delaware
SFI Marina Stuart TRS LLC	Delaware
SFI Marlin Holdings LLC	Delaware	iStar REO TRS Inc.
SFI MG Investor LLC	Delaware
SFI Mortgage Funding LLC	Delaware
SFI Naples Reserve LLC	Delaware
SFI Net Lease Holdings LLC	Delaware
SFI One Palm Partner LLC	Delaware
SFI Palm Tree Farms LLC	Delaware
SFI Palm Tree (St. Lucie) LLC	Delaware	14951 Royal Oaks (Biscayne Landing)-North Miami
SFI Penn Properties Statutory Trust	Delaware
SFI Raintree-Scottsdale LLC	Delaware
SFI Rittenhouse Statutory Trust	Delaware
SFI Savannah Commercial LLC	Delaware
SFI Savannah Residential LLC	Delaware
SFI Shadelands-Walnut Creek LLC	Delaware	50 Adrian Court-Burlingame LLC
SFI SMR LP	Delaware	SFI SMR LLC
SFI SMR GenPar LLC	Delaware
SFI SOHO TRS LLC	Delaware
SFI Spring Mountain Ranch Phase 1 LLC	Delaware
SFI Sugar Mill Investor LLC	Delaware	SFI Paramount Bay Owner LLC
SFI Theater Investments LLC	Delaware
SFI Transitional-Dixmoor LLC	Delaware
SFI Valley Plaza - North Hollywood LLC	Delaware
SFI Waipouli TRS LLC	Delaware
SFI Waipouli LLC	Delaware
SFI Westgate City Center - Glendale LLC	Delaware
SFI Windsor-Pembroke Pines LLC	Delaware
SFI Winkel Way LLC	Delaware
SFT I, Inc.	Delaware

Subsidiary	State of Formation	Other Names Used
SFT/RLH, Inc.	Delaware
Shore Road - Long Beach LP	Delaware	Shore Road - Long Beach Superblock TRS LLC
Shore Road GenPar LLC	Delaware
Shore Road-Long Beach Superblock LLC	Delaware
SMR Phase 1 Joint Venture LLC	Delaware
Spring Mountain Ranch REO LLC	New Jersey
State Road 710-Indiantown TRS LLC	Delaware
State Road 710-Indiantown LLC	Delaware
Stone Pony Partners, L.L.C.	Delaware
Sugar MG II, LLC	Delaware
Sugar Mill Glen LLC	Delaware
Talking Partners, LLC	New Jersey
TDM Kua 4, LLC	Delaware
THCF LLC	New Jersey
The New Westgate LLC	Delaware
TimberStar Investors Partnership LLP	Delaware
TimberStar Operating Partnership, L.P.	Delaware
TimberStar Selling Party Representative Holdco LLC	Delaware
TimberStar Southwest Investor LLC	Delaware
TPRJC Owner LLC	New Jersey
TriNet Essential Facilities XXIII, Inc.	Delaware
TriNet Essential Facilities XXVI, Inc.	Delaware
TriNet Essential Facilities XXVII, Inc.	Delaware
TriNet Sunnyvale Partners, L.P.	Delaware	Sunnyvale Partners, L.P.
TSM I, LLC	Delaware
TSM II, LLC	Delaware
Vector Urban Renewal Associates I, L.P.	New Jersey
Westgate Investments, LLC	Delaware
Westgate Signage, LLC	Delaware
Westgate Sports and Entertainment Group, LLC	Delaware